EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Acura Pharmaceuticals, Inc.
Palatine, Illinois

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated February 9, 2005 relating to the consolidated financial statements and schedule of Acura Pharmaceuticals, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/BDO Seidman, LLP

Chicago, Illinois
March 24, 2005